EXHIBIT 99.1

For Immediate Release:




COOPERATIVE BANKSHARES, INC. ANNOUNCES SECOND QUARTER DIVIDEND


         Wilmington, N.C., June 29, 2005--Cooperative Bankshares, Inc. (NASDAQ:"COOP"), announced that on June 29, 2005 the Board of Directors declared the 2005 second quarter dividend of $0.05 per share. The dividend is payable on July 15, 2005, to stockholders of record July 1, 2005.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina.


                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181